Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-270127) of RE/MAX Holdings, Inc.,
2)	Registration Statement (Form S-3 No. 333-234187) of RE/MAX Holdings, Inc.,
3)	Registration Statement (Form S-3 No. 333-207629) of RE/MAX Holdings, Inc.,
4)	Registration Statement (Form S-8 No. 333-191519) pertaining to the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan,
5)	Registration Statement (Form S-8 No. 333-253537) pertaining to the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan, and
6)	Registration Statement (Form S-8 No. 333-272219) pertaining to the RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan;

of our reports dated February 22, 2024, with respect to the consolidated financial statements of RE/MAX Holdings, Inc. and the effectiveness of internal control over financial reporting of RE/MAX Holdings, Inc. included in this Annual Report (Form 10-K) of RE/MAX Holdings, Inc. for the year ended December 31, 2023.

/s/ Ernst and Young LLP

Denver, Colorado
February 22, 2024